Exhibit 99.2

       Agreement in Principle Reached for FFG Industries, Inc.
           to Acquire Technology Flavors & Fragrances, Inc.

    AMITYVILLE, N.Y.--(BUSINESS WIRE)--April 1, 2005--Technology Flavors & Fragrances, Inc. (AMEX:TFF), today announced that it has reached an agreement in principle with FFG Industries, Inc. ("FFG"), pursuant to which FFG will acquire TFF. The acquisition will be made by a tender offer for all issued and outstanding TFF common stock for $1.55 per share in cash, followed by a merger of TFF into FFG. Any shares not tendered will be converted in the merger into the right to receive $1.55 per share in cash. The tender offer is subject to execution of a definitive merger agreement, at least 90% of the stockholders of TFF tendering their shares, the purchaser obtaining financing to consummate the offer and other customary conditions. The tender offer is scheduled to close in May 2005.
    Philip Rosner, Chairman and CEO of TFF said "We are very pleased with this transaction and the many opportunities afforded in merging into a larger company with FFG's capabilities. I welcome the opportunity to work with the FFG team as we continue to service our customers in the future."
    Carlo W. Colesanti, Chairman, President and CEO of FFG said "Joining forces with TFF will bring new customers, new products, additional technical expertise and an expanded sales force that will support our business growth as a middle-market leader in the flavor and fragrance industry. FFG will continue to focus on providing innovative product development and world-class service to all our customers."

    TFF shareholders should read carefully the tender offer statement when it becomes available because it will contain important information about the transaction. When the tender offer statement and other related documents have been filed with the Securities and Exchange Commission, they may be obtained free of charge from the SEC's web site at www.sec.gov or from FFG.

    About Technology Flavors & Fragrances, Inc.

    TFF creates, develops, manufactures and markets flavors and fragrances which are incorporated into a wide variety of consumer and institutional products, including natural and artificial flavored beverages, confections, foods, pharmaceuticals, aromatherapy products, perfumes and health and beauty products. TFF maintains facilities in Amityville, New York; Inglewood, California; Toronto, Canada; and Santiago, Chile. TFF is publicly traded on the AMEX under the symbol "TFF."

    About FFG Industries, Inc.

    FFG Industries, Inc., a private company formed in partnership between management and Nautic Partners, LLC, is a manufacturer of flavor and fragrance ingredients used in a variety of end products, the majority of which are used in the food, beverage, home environment and personal care industries. FFG maintains facilities in Upper Saddle River and Branchburg, New Jersey, Rancho Santa Margarita, California, Columbus, Indiana and Canton, Georgia.

    Certain statements made herein, including without limitation, statements containing the words "believes," "anticipates," "may," "intends," "expects," and words of similar import constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors, which may cause actual company results to differ materially from expectations. Such factors include the following: i) technological, manufacturing, quality control or other circumstances which could delay the sale or shipment of products; ii) economic, business, and competitive conditions in the industry and technological innovations which could affect the company's business; and iii) the company's ability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on the proprietary rights of the company. Certain of these factors are discussed in more detail in the company's Annual Report on Form 10-KSB for the year ended December 31, 2004. Our forward-looking statements speak only as to the date hereof and we do not undertake any obligation to update any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

    CONTACT: Technology Flavors & Fragrances, Inc.
             Joseph A. Gemmo, VP/CFO, 631/842-7600 Ext. 301
             E-Mail: gemmo@tffi.com
             Website: www.tffi.com
             or
             Alliance Advisors
             Alan Sheinwald, 914/244-0062
             E-Mail: asheinwald@allianceadvisors.net